Exhibit 4.10

SECOND AMENDMENT

TO REVOLVING CREDIT AND

GUARANTY AGREEMENT

SECOND AMENDMENT, dated as of May 29, 2001 (the “Amendment”), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of December 6, 2000, among ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation (the “Borrower”), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the “Guarantors”), THE CHASE MANHATTAN BANK, a New York banking corporation (“Chase”), each of the other financial institutions party thereto (together with Chase, the “Banks”) and THE CHASE MANHATTAN BANK, as Agent for the Banks (in such capacity, the “Agent”):

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of December 6, 2000, as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement dated as of February 2, 2001 and that certain Letter Agreement dated February 28, 2001 (as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower and the Guarantors have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement be amended subject to and upon the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

2. By its execution hereof, pursuant to Section 2.10 of the Credit Agreement, the Borrower hereby permanently reduces the Total Commitment from $300,000,000 to $200,000,000 and in order to reflect such permanent reduction, the second paragraph of the Introductory Statement is hereby amended by deleting the amount “$300,000,000” appearing therein and inserting in lieu thereof the amount “$200,000,000”.

3. The definition of the term “Applicable Margin” set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Applicable Margin” shall mean, for any day with respect to any ABR Loan or Eurodollar Loan, or with respect to any unreimbursed draws under Letters of Credit (as provided for in Section 2.03(d)) or Letter of Credit Fees payable hereunder as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread”, “Unreimbursed L/C Rate”, or (except as set forth in Section 2.21) “Letter of Credit Fee Rate” as the case may be:

ABR Spread	Eurodollar Spread	Unreimbursed L/C Rate	Letter of Credit Fee Rate
.50%	1.50%	.50%	1.50%

4. The definition of the term “Borrowing Base” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and inserting in lieu thereof the following:

“Standards of eligibility and reserves of the Borrowing Base may be revised and adjusted from time to time by the Agent in its sole discretion and consistent with its standard practice and the advance rates of the Borrowing Base may be adjusted from time to time by the Agent with the consent of the Required Banks, (provided that the Agent may adjust the foregoing advance rates without the consent of any of the other Banks if the effect of such adjustment would be to decrease the foregoing advance rates) with any changes in such standards, reserves or advance rates to be effective 10 days after delivery of notice thereof to the Borrower.”

5. The definition of the term “Required Banks” appearing in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Required Banks” shall mean, at any time, Banks having Commitments representing in excess of 50% of the Total Commitment or, if there are no Commitments in effect, Banks holding Loans representing in excess of 50% of the aggregate principal amount of such Loans outstanding.

6. In order to reflect the permanent reduction of the Total Commitment referred to in paragraph 2 above, Section 2.01(a) of the Credit Agreement is hereby amended by deleting the amount “$300,000,000” appearing in clause (i) thereof and inserting in lieu thereof the amount “$200,000,000.”

7. Section 2.03(b) of the Credit Agreement is hereby amended by deleting the words “except as the Agent may otherwise agree in writing,” appearing in the first sentence thereof.

8. Section 10.01 of the Credit Agreement is hereby amended by deleting the name “E. Follin Smith” appearing in the first sentence thereof and inserting in lieu thereof the words “Chief Financial Officer”.

9. Section 10.10(a) of the Credit Agreement is hereby amended by deleting the second “provided, further” clause appearing therein and inserting in lieu thereof the following:

“and provided, further, that no such modification or amendment shall without the written consent of the Super-majority Banks (as defined in subsection (b) below) (A) release all or substantially all of the Guarantors or (B) increase the Total Commitment (it being understood that, as set forth in clause (x) above, the written consent of a Bank shall at all times be required to increase its own Commitment)”

10. Section 10.10(b) of the Credit Agreement is hereby amended by deleting the last sentence thereof and inserting in lieu thereof the following:

“As used herein, the term “Super-majority Banks” shall mean, at any time, Banks having Commitments representing at least 66-2/3% of the Total Commitment, or if there are no Commitments in effect, Banks holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding.”

11. Annex A to the Credit Agreement is hereby replaced in its entirety by Annex A hereto.

12. This Amendment shall not become effective until the date (the “Effective Date”) on which this Amendment shall have been executed by the Borrower, the Guarantors and Banks representing the Required Banks, and the Agent shall have received evidence satisfactory to it of such execution.

13. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

14. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

15. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

16. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

17. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

BORROWER:

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ LEONARD A. CAMPANARO
Name:	Leonard A. Campanaro
Title:	Senior Vice President & Chief Financial Officer

GUARANTORS:

NITRAM LIQUIDATORS, INC.

By:	/s/ WALTER T. GANGL
Name:	Walter T. Gangl
Title:	Assistant Secretary

DESSEAUX CORPORATION OF NORTH AMERICA

By:	/s/ WALTER T. GANGL
Name:	Walter T. Gangl
Title:	President & Assistant Secretary

THE CHASE MANHATTAN BANK,
Individually and as Agent

By:	/s/ WILLIAM C. REPKO
Name:	William C. Repko
Title:	Managing Director

ANNEX A

to

REVOLVING CREDIT AND GUARANTY AGREEMENT

Dated as of December 6, 2000 (as amended)

Bank	Commitment Amount	Commitment Percentage
The Chase Manhattan Bank 270 Park Avenue New York, New York 10017 Attn: Ms. Kelly Shield Vice President	$200,000,000	100.0000%

Total	$200,000,000	100.0000%

THIRD AMENDMENT

TO REVOLVING CREDIT AND

GUARANTY AGREEMENT

THIRD AMENDMENT, dated as of June 4, 2001 (the “Amendment”), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of December 6, 2000, among ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation (the “Borrower”), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the “Guarantors”). THE CHASE MANHATTAN BANK, a New York banking corporation (“Chase”), each of the other financial institutions party thereto (together with Chase, the “Banks”) and THE CHASE MANHATTAN BANK, as Agent for the Banks (in such capacity, the “Agent”):

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of December 6, 2000, as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement dated as of February 2, 2001, that certain Letter Agreement dated February 28, 2001 and that certain Second Amendment to Revolving Credit and Guaranty Agreement dated as of May 29, 2001 (as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, Section 10.03(b) of the Credit Agreement provides that each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under the Credit Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it) by executing and delivering with such Eligible Assignee an Assignment and Acceptance in substantially the form of Exhibit C to the Credit Agreement (a copy of which is annexed hereto as Schedule I); and

WHEREAS, Chase wishes to assign to each of the financial institutions (other than Chase) that is named on Annex A hereto (such financial institutions other than Chase, collectively the “New Banks”), and each of the New Banks wishes to assume, a pro rata portion of Chase’s interests, rights and obligations under the Credit Agreement; and

WHEREAS, the Borrower, the Guarantors, Chase, the New Banks and the Agent have determined that the execution and delivery of this Amendment to effectuate a reallocation of the Total Commitment among Chase and the New Banks will be more expeditious and administratively efficient than the execution and delivery of a separate Assignment and Acceptance between Chase and each of the New Banks; and

WHEREAS, upon the occurrence of the Effective Date (as hereinafter defined) of this Amendment, each of the New Banks shall become a party to the Credit Agreement as a Bank and shall have the rights and obligations of a Bank thereunder, the respective Commitment of Chase and each of the New Banks under the Credit Agreement shall be in the amount set forth opposite its name on Annex A hereto, as the same may be reduced from time to time pursuant to Section 2.10 of the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

2. Annex A to the Credit Agreement is hereby replaced in its entirety by Annex A hereto.

3. The signature pages of the Credit Agreement are hereby amended to conform to the signature pages hereto.

4. By its execution and delivery hereof, Chase shall be deemed to have made each of the statements set forth in clauses (i) and (ii) of paragraph 2 of the Assignment and Acceptance as if such statements were fully set forth herein at length.

5. By its execution and delivery hereof, each of the New Banks shall be deemed to have made each of the statements set forth in clauses (i), (ii), (iii), (iv) and (v) of paragraph 3 of the Assignment and Acceptance as if such statements were fully set forth herein at length.

6. On the Effective Date, (i) each New Bank will pay to the Agent (for the account of Chase) such amount as represents such New Bank’s pro rata portion of the aggregate principal amount of the Loans, if any, that are outstanding on the Effective Date and such New Bank’s pro rata portion of the aggregate amount of the then unreimbursed drafts, if any, that were theretofore drawn under Letters of Credit, and (ii) the Agent shall pay to each of the New Banks such fees as have been previously agreed to between the Agent and such New Bank. Promptly following the occurrence of the Effective Date, and in accordance with Section 10.03(e) of the Credit Agreement, the Agent shall record in the Register the names and addresses of each New Bank and the principal amount equal to such Bank’s Commitment reflected on Annex A hereto.

7. By its execution and delivery hereof, each of the New Banks (i) agrees that any interest, Commitment Fees and Letter of Credit Fees (pursuant to Sections 2.08, 2.20 and 2.21 of the Credit Agreement) that accrued prior to the Effective Date shall not be payable to such New Bank and authorizes and directs the Agent to deduct such amounts from any interest, Commitment Fees or Letter of Credit Fees paid after the date hereof and to pay such amounts to Chase (it being understood that interest, Commitment Fees and Letter of Credit Fees respecting the Commitment of Chase and each New Bank which accrue on or after the Effective Date shall be payable to such Bank in accordance with its Commitment), (ii) acknowledges that if such New Bank is organized under the laws of a jurisdiction outside of the United States, such New Bank has heretofore furnished to the Agent the forms prescribed by the Internal Revenue Service of the United States certifying as to such New Bank’s exemption from United

States withholding taxes with respect to any payments to be made to such New Bank under the Credit Agreement (or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty) and (iii) acknowledges that such New Bank has heretofore supplied to the Agent the information requested on the administrative questionnaire which is attached to the Assignment and Acceptance as Exhibit A.

8. This Amendment shall not become effective (the “Effective Date”) until (i) the date on which this Amendment shall have been executed by the Borrower, the Guarantors, Chase, the New Banks and the Agent, and the Agent shall have received evidence satisfactory to it of such execution and (ii) the payments provided for in clauses (i) and (ii) of paragraph 6 hereof shall have been made.

9. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

10. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

11. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

12. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

13. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

BORROWER:

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ LEONARD A. CAMPANARO
Name:	Leonard A. Campanaro
Title:	Senior Vice President & Chief Financial Officer

GUARANTORS:

NITRAM LIQUIDATORS, INC.

By:	/s/ WALTER T. GANGL
Name:	Walter T. Gangl
Title:	Assistant Secretary

DESSEAUX CORPORATION OF NORTH AMERICA

By:	/s/ WALTER T. GANGL
Name:	Walter T. Gangl
Title:	President & Assistant Secretary

THE CHASE MANHATTAN BANK,
Individually and as Agent

By:	/s/ WILLIAM C. REPKO
Name:	William C. Repko
Title:	Managing Director

NEW BANKS:

BANK OF AMERICA, N.A.

By:	/s/ JEFFREY J. PODWIKA
Name:	Jeffrey J. Podwika
Title:	Vice President

GMAC COMMERCIAL CREDIT LLC

By:	/s/ FRANK IMPERATO
Name:	Frank Imperato
Title:	Senior Vice President

BARCLAYS BANK PLC

By:	/s/ MARK MANSKI
Name:	Mark Manski
Title:	Director

ANNEX A

to

REVOLVING CREDIT AND GUARANTY AGREEMENT

Dated as of December 6, 2000 (as amended)

Bank	Commitment Amount	Commitment Percentage
The Chase Manhattan Bank 270 Park Avenue New York, New York 10017 Attn: Ms. Kelly Shield	$62,500,000	31.2500%

Bank of America, N.A. 231 South LaSalle Street 16th Floor Chicago, Illinois 60604 Attn: Mr. Jeffrey J. Podwika	$62,500,000	31.2500%

GMAC Commercial Credit LLC 1290 Avenue of the Americas 3rd Floor New York, New York 10104 Attn: Mr. Frank Imperato	$50,000,000	25.0000%

Barclays Bank PLC 222 Broadway New York, New York 10038 Attn: Mr. Mark Manski	$25,000,000	12.5000%

Total	$200,000,000	100.0000%

SCHEDULE I

EXHIBIT C

to Revolving Credit

and Guaranty Agreement

ASSIGNMENT AND ACCEPTANCE

Dated:                     ,

Reference is made to the Revolving Credit and Guaranty Agreement, dated as of December 6, 2000 (as restated, amended, modified, supplemented and in effect from time to time, the “Credit Agreement”), among ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation, as Debtor and Debtor-in-Possession (the “Borrower”), the Guarantors named therein, the Banks named therein and THE CHASE MANHATTAN BANK, as agent for the Banks (the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance between the Assignor (as set forth on Schedule I hereto and made a part hereof) and the Assignee (as set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the “Assigned Interest”) in and to all the Assignor’s rights and obligations under the Credit Agreement in a principal amount as set forth on Schedule I.

2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other of the Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) requests that the Agent evidence the Assigned Interest by recording the information contained on Schedule I in the Register which reflects the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is an Eligible Assignee; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement; and (vii) has supplied the information requested on the administrative questionnaire heretofore supplied by the Agent.

4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent, together with a processing and recordation fee of $3,500, for acceptance by it and recording by the Agent pursuant to Section 10.03 of the Credit Agreement, effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Agent, be within ten Business Days after the execution of this Assignment and Acceptance).

5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement provided that Assignor hereby represents and warrants that the restrictions set forth in Section 10.03 of the Credit Agreement pertaining to the minimum amount of assignments have been satisfied.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on Schedule I hereto.

Schedule I to Assignment and Acceptance Respecting the Revolving Credit and Guaranty Agreement, dated as of December 6, 2000, among Armstrong World Industries, Inc., the Guarantors named therein, the Banks named therein, and The Chase Manhattan Bank, as Agent

Legal Name of Assignor:

Legal Name of Assignee:

Effective Date of Assignment:

Principal Amount Assigned	Percentage Assigned (to at least 8 decimals) shown as a percentage of aggregate principal amount of all Banks

$	%

CONSENTED TO AND ACCEPTED:

THE CHASE MANHATTAN BANK,	,
as Agent	as Assignor

By	By
Name:	Name:
Title:	Title:

,	,
as Fronting Bank	as Assignee

By	By
Name:	Name:
Title:	Title:

FOURTH AMENDMENT

TO REVOLVING CREDIT AND

GUARANTY AGREEMENT

FOURTH AMENDMENT, dated as of September 30, 2002 (the “Amendment”), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of December 6, 2000, among ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation (the “Borrower”), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the “Guarantors”), JPMORGAN CHASE BANK, a New York banking corporation (“JPMorgan Chase”) successor to The Chase Manhattan Bank, each of the other financial institutions party thereto (together with JPMorgan Chase, the “Banks”) and JPMORGAN CHASE BANK, as Agent for the Banks (in such capacity, the “Agent”) successor to The Chase Manhattan Bank:

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of December 6, 2000, as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement dated as of February 2, 2001, that certain Amendment Letter dated as of February 28, 2001, that certain Second Amendment to Revolving Credit and Guaranty Agreement dated as of May 29, 2001 and that certain Third Amendment to Revolving Credit and Guaranty Agreement dated as of June 4, 2001 (as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers and the Guarantors have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement be amended subject to and upon the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

2. Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Maturity Date” in its entirety to read as follows:

“Maturity Date” shall mean December 8, 2003.

3. The Total Commitment is hereby reduced from $200,000,000 to $75,000,000 with the Total Commitment to be allocated among the Banks as set forth on Annex A hereto. The participations in Letter of Credit Outstandings of the Banks having Commitments from and after the Effective Date will be deemed to have been adjusted accordingly on the Effective Date without further action by any party hereto.

4. Annex A to the Credit Agreement is hereby replaced in its entirety by Annex A hereto.

5. Notwithstanding anything contained in the Credit Agreement to the contrary (including, without limitation Section 2.01 thereof), all obligations of the Banks to make Loans to the Borrower shall terminate upon the Effective Date and be of no further force and the Commitments shall be available only for Letters of Credit. The Fronting Bank shall continue to issue Letters of Credit pursuant to the terms of the Credit Agreement, as amended hereby, it being understood that the Borrower shall be required to reimburse the Fronting Bank for each draft drawn under a Letter of Credit on the first Business Day following the date of the draw, and to pay interest on such draw as set forth in the Credit Agreement.

6. Upon the Effective Date, GMAC Commercial Credit LLC will no longer be a Bank and is released from all obligations under the Credit Agreement including, without limitation, obligations to fund Loans under Section 2.01(a) thereof, obligations to fund participations in Letters of Credit under Section 2.01(f) thereof, and reimbursement and indemnification obligations under Section 8.06 thereof.

7. Section 5.01 (a) to the Credit Agreement is amended in its entirety to read as follows:

“(a) within 90 days after the end of each fiscal year, the Borrower’s stand alone and the Borrower’s consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower alone and the Borrower and its consolidated Subsidiaries on a consolidated basis, respectively, as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower by KPMG LLP or other independent public accountants of recognized national standing acceptable to the Required Banks and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases or a going concern qualification) and each of the stand alone and consolidated statements to be certified by a Financial Officer of the Borrower to the effect that such financial statements fairly present the financial condition and results of operations of the Borrower alone and the Borrower and its consolidated Subsidiaries on a consolidated basis, respectively, in accordance with GAAP;”

8. Notwithstanding anything to the contrary contained in the Credit Agreement, so long as the Borrower and Guarantors hold cash and cash equivalents in an aggregate amount equal to at least 133% of the Total Commitment as modified herein, the Borrower shall not be required to comply with the requirements of Sections 5.01(d), 5.01(e), 5.01(h), 5.01(q) and 5.07 (provided that the Borrower shall give prompt written notice to the Agent if the aggregate amount of such cash and cash equivalents is less than such amount at any time), such that so long as such cash and cash equivalents exceed such amount, the Borrower shall not be required to deliver:

(i) the unaudited quarterly cash flow reports of the Borrower and the Guarantors on a consolidated basis and as of the close of such fiscal quarter and the results of their operations during such fiscal period and the then elapsed portion of the fiscal year pursuant to Section 5.01(d);

(ii) weekly reports reflecting the Borrower’s collected cash balances and cash equivalents as of Friday of the immediately preceding week pursuant to Section 5.01(e);

(iii) annual updates for the period through the Maturity Date of the forecast delivered to the Agent and the Banks as a condition to the initial extensions of credit under the Credit Agreement pursuant to Section 5.01(h);

(iv) notices of the sale or other disposition (or casualty loss) of any of the assets included in the PP & E Component with an aggregate book value of in excess of $5,000,000 pursuant to Section 5.01(q); or

(v) Borrowing Base Certificates and other supporting documentation and additional reports with respect to the Borrowing Base pursuant to Section 5.07.

9. This Amendment shall not become effective (the “Effective Date”) until (i) the date on which this Amendment shall have been executed by the Borrower, the Guarantors, the Banks and the Agent, and the Agent shall have received evidence satisfactory to it of such execution, (ii) the Bankruptcy Court shall have entered an order in form and substance satisfactory to the Agent authorizing the terms of this Amendment and the payment by the Borrower to the Agent, for its own account of an arrangement fee in the amount heretofore agreed upon by the Borrower and the Agent, and for the respective account of each Bank that will have a Commitment from and after the Effective Date, an amendment fee in an amount equal to 1/10 of 1% of the Commitment of such Bank as reduced, and (iii) such arrangement fee set forth in clause (ii) above shall have been paid in cash to the Agent for its own account, and such amendment fee set forth in clause (ii) above shall have been paid in cash to the Agent for its own account and the accounts of the Banks referred to above.

10. If there are any Loans outstanding on the Effective Date, the Borrower will at that time (notwithstanding anything to the contrary contained in Sections 2.13(a) or 2.17 of the Credit Agreement) prepay all of such Loans in full, together with any accrued or unpaid interest hereon.

11. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

12. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

13. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

14. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

15. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

BORROWER:

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ LEONARD A. CAMPANARO
Name:	Leonard A. Campanaro
Title:	Senior Vice President & Chief Financial Officer

By:	/s/ BARRY M. SULLIVAN
Name:	Barry M. Sullivan
Title:	Vice President & Treasurer

GUARANTORS:

NITRAM LIQUIDATORS, INC.

By:	/s/ WALTER T. GANGL
Name:	Walter T. Gangl
Title:	Assistant Secretary

DESSEAUX CORPORATION OF NORTH AMERICA

By:	/s/ WALTER T. GANGL
Name:	Walter T. Gangl
Title:	President & Assistant Secretary

JPMORGAN CHASE BANK,
Individually and as Agent

By:	/s/ STEPHANIE PARKER
Name:	Stephanie Parker
Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ JEFFREY J. PODWIKA
Name:	Jeffrey J. Podwika
Title:	Vice President

GMAC COMMERCIAL CREDIT LLC

By:	/s/ DAVID M. DUFFY
Name:	David M. Duffy
Title:	Senior Vice President

BARCLAYS BANK PLC

By:	/s/ MARK MANSKI
Name:	Mark Manski
Title:	Director

Annex A

ANNEX A

to

REVOLVING CREDIT AND GUARANTY AGREEMENT

Dated as of January 31, 2003 (as amended)

Bank	Tranche A Revolving Commitment Amount	Tranche A Revolving Commitment Percentage	Tranche B Term Loan Commitment Amount	Tranche B Term Loan Commitment Percentage
JPMorgan Chase Bank 270 Park Avenue New York, NY 10017 Attn: Patrick Daniello	$9,666,666.66	38.67%	$21,333,333.34	42.67%

Bank One, NA 120 S. Lasalle Chicago, IL 60603 Attn: Joseph Heskett Steven C. Gross	$6,666,666.67	26.67%	$13,333,333.33	26.67%

General Electric Capital Corp. 500 West Monroe Street Chicago, IL 60661 Attn: Jeffrey Kurtzweil	$6,666,666.67	26.67%	$13,333,333.33	26.67%

PB Capital Corporation 590 Madison Avenue New York, New York 10022 Attn: Sharon Fong	$1,333,333.33	5.33%	$666,666.67	1.33%

The Travelers Insurance Company 242 Trumbull Street P.O. Box 150449, 7th Floor Hartford, CT 06115-0449 Attn: John J. Console	$666,666.67	2.67%	$1,333,333.33	2.67%

Totals:	$25,000,000.00	100.00%	$50,000,000.00	100.00%

FIFTH AMENDMENT

TO REVOLVING CREDIT AND

GUARANTY AGREEMENT

FIFTH AMENDMENT, dated as of October 31, 2003 (the “Amendment”), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of December 6, 2000, among ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation (the “Borrower”), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the “Guarantors”), JPMORGAN CHASE BANK, a New York banking corporation (“JPMorgan Chase”) successor to The Chase Manhattan Bank, each of the other financial institutions party thereto (together with JPMorgan Chase, the “Banks”) and JPMORGAN CHASE BANK, as Agent for the Banks (in such capacity, the “Agent”) successor to The Chase Manhattan Bank:

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of December 6, 2000, as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement dated as of February 2, 2001, that certain Amendment Letter dated as of February 28, 2001, that certain Second Amendment to Revolving Credit and Guaranty Agreement dated as of May 29, 2001, that certain Third Amendment to Revolving Credit and Guaranty Agreement dated as of June 4, 2001 and that certain Fourth Amendment to Revolving Credit and Guaranty Agreement dated September 30, 2002 (as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers and the Guarantors have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement be amended subject to and upon the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

2. Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Maturity Date” in its entirety to read as follows:

“Maturity Date” shall mean December 8, 2004.

3. This Amendment shall not become effective (the “Effective Date”) until (i) the date on which this Amendment shall have been executed by the Borrower, the Guarantors, the Banks and the Agent, and the Agent shall have received evidence satisfactory to it of such execution, and (ii) the Bankruptcy Court shall have entered an order in form and substance satisfactory to the Agent authorizing the terms of this Amendment and the conditional payment by the Borrower to the Agent, for its own account of an arrangement fee in the amount and upon the conditions heretofore agreed upon by the Borrower and the Agent, and for the respective account of each Bank, a conditional amendment fee in the amount and upon the conditions heretofore agreed upon by the Borrower and the Banks.

4. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

5. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

6. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

7. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

8. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

BORROWER:

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ LEONARD A. CAMPANARO
Name:	Leonard A. Campanaro
Title:	Senior Vice President & Chief Financial Officer

By:	/s/ BARRY M. SULLIVAN
Name:	Barry M. Sullivan
Title:	Vice President & Treasurer

GUARANTORS:

NITRAM LIQUIDATORS, INC.

By:	/s/ WALTER T. GANGL
Name:	Walter T. Gangl
Title:	Assistant Secretary

DESSEAUX CORPORATION OF NORTH AMERICA

By:	/s/ WALTER T. GANGL
Name:	Walter T. Gangl
Title:	President & Assistant Secretary

JPMORGAN CHASE BANK,
Individually and as Agent

By:	/s/ STEPHANIE PARKER
Name:	Stephanie Parker
Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ R. BARTKOWICZ
Name:	R. Bartkowicz
Title:	Vice President

BARCLAYS BANK PLC

By:	/s/ NICHOLAS BELL
Name:	Nicholas Bell
Title:	Director

SIXTH AMENDMENT

TO REVOLVING CREDIT AND

GUARANTY AGREEMENT

SIXTH AMENDMENT, dated as of October 15, 2004 (the “Amendment”), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of December 6, 2000, among ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation (the “Borrower”), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the “Guarantors”), JPMORGAN CHASE BANK, a New York banking corporation (“JPMorgan Chase”), as successor to The Chase Manhattan Bank, each of the other financial institutions party thereto (together with JPMorgan Chase, the “Banks”) and JPMORGAN CHASE BANK, as Agent for the Banks (in such capacity, the “Agent”), as successor to The Chase Manhattan Bank:

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of December 6, 2000, as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement dated as of February 2, 2001, that certain Amendment Letter dated as of February 28, 2001, that certain Second Amendment to Revolving Credit and Guaranty Agreement dated as of May 29, 2001, that certain Third Amendment to Revolving Credit and Guaranty Agreement dated as of June 4, 2001, that certain Fourth Amendment to Revolving Credit and Guaranty Agreement dated as of September 30, 2002 and that certain Fifth Amendment to Revolving Credit and Guaranty Agreement dated as of October 31, 2003 (as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers and the Guarantors have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement be amended subject to and upon the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

2. The Introductory Statement of the Credit Agreement is hereby amended by deleting the word “Chase” appearing in the fourth paragraph thereof and inserting in lieu thereof the words “any Bank hereunder.”

3. Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Maturity Date” in its entirety to read as follows:

“Maturity Date” shall mean December 8, 2005.

4. Section 2.23 of the Credit Agreement is hereby amended by deleting the word “Chase” appearing in the fourth line thereof and inserting in lieu thereof the words “any Bank hereunder.”.

5. This Amendment shall not become effective (the “Effective Date”) until (i) the date on which this Amendment shall have been executed by the Borrower, the Guarantors, the Banks and the Agent, and the Agent shall have received evidence satisfactory to it of such execution, and (ii) the Bankruptcy Court shall have entered an order in form and substance satisfactory to the Agent authorizing the terms of this Amendment and the conditional payment by the Borrower to the Agent (x) for its own account, of an arrangement fee in the amount and upon the conditions heretofore agreed upon by the Borrower and the Agent, and (y) for the respective account of each Bank, of an amendment fee in the amount and upon the conditions heretofore agreed upon by the Borrower and the Banks.

6. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

7. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

8. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

9. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

10. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

BORROWER:

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ LEONARD A. CAMPANARO
Name:	Leonard A. Campanaro
Title:	Senior Vice President & Chief Financial Officer

By:	/s/ BARRY M. SULLIVAN
Name:	Barry M. Sullivan
Title:	Vice President & Treasurer

GUARANTORS:

NITRAM LIQUIDATORS, INC.

By:	/s/ WALTER T. GANGL
Name:	Walter T. Gangl
Title:	Assistant Secretary

DESSEAUX CORPORATION OF NORTH AMERICA

By:	/s/ WALTER T. GANGL
Name:	Walter T. Gangl
Title:	President & Assistant Secretary

JPMORGAN CHASE BANK,
Individually and as Agent

By:	/s/ JOHN P. MCDONAGH
Name:	John P. McDonagh
Title:	Managing Director

BANK OF AMERICA, N.A.

By:	/s/ ROBERT BARTKOWICZ
Name:	Robert Bartkowicz
Title:	Vice President

BARCLAYS BANK PLC

By:	/s/ DANNY COPER
Name:	Danny Coper
Title:	Director

SEVENTH AMENDMENT

TO REVOLVING CREDIT AND

GUARANTY AGREEMENT

SEVENTH AMENDMENT, dated as of October 27, 2005 (the “Amendment”), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of December 6, 2000, among ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation (the “Borrower”), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the “Guarantors”), JPMORGAN CHASE BANK, N.A., a national banking corporation (“JPMorgan Chase”), formerly known as JPMorgan Chase Bank, each of the other financial institutions party thereto (together with JPMorgan Chase, the “Banks”) and JPMORGAN CHASE BANK, N.A., as Agent for the Banks (in such capacity, the “Agent”), formerly known as JPMorgan Chase Bank:

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of December 6, 2000, as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement dated as of February 2, 2001, that certain Amendment Letter dated as of February 28, 2001, that certain Second Amendment to Revolving Credit and Guaranty Agreement dated as of May 29, 2001, that certain Third Amendment to Revolving Credit and Guaranty Agreement dated as of June 4, 2001, that certain Fourth Amendment to Revolving Credit and Guaranty Agreement dated as of September 30, 2002, that certain Fifth Amendment to Revolving Credit and Guaranty Agreement dated as of October 31, 2003, and that certain Sixth Amendment to Revolving Credit and Guaranty Agreement dated as of October 14, 2004 (as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers and the Guarantors have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement be amended subject to and upon the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

2. The Preamble of the Credit Agreement is hereby amended by deleting each reference to “THE CHASE MANHATTAN BANK” appearing therein and replacing such references with the following: “JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank)”.

3. Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Maturity Date” in its entirety to read as follows:

“Maturity Date” shall mean December 8, 2006.

4. This Amendment shall not become effective (the “Effective Date”) until (i) the date on which this Amendment shall have been executed by the Borrower, the Guarantors, the Banks and the Agent, and the Agent shall have received evidence satisfactory to it of such execution, (ii) the Bankruptcy Court shall have entered an order in form and substance satisfactory to the Agent authorizing the terms of this Amendment and the payment by the Borrower to the Agent (x) for its own account, of an arrangement fee in the amount heretofore agreed upon by the Borrower and the Agent, and (y) for the respective account of each Bank, of an amendment fee in the amount heretofore agreed upon by the Borrower and the Banks and (iii) the fees referred to in the preceding clause (ii) shall have been paid by the Borrower to the Agent.

5. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

6. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

7. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

8. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

9. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first written.

BORROWER:

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/S/ F. NICHOLAS GRASBERGER
	Name:	F. Nicholas Grasberger
	Title:	Senior Vice President and Chief Financial Officer

By:	/S/ BARRY M. SULLIVAN
	Name:	Barry M. Sullivan
	Title:	Vice President and Treasurer

GUARANTORS:

NITRAM LIQUIDATORS, INC.

By:	/S/ WALTER T. GANGL
	Name:	Walter T. Gangl
	Title:	Assistant Secretary

DESSEAUX CORPORATION OF NORTH AMERICA

By:	/S/ WALTER T. GANGL
	Name:	Walter T. Gangl
	Title:	President and Assistant Secretary

LENDERS:

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank) Individually and as Agent

By:	/s/ STEPHANIE PARKER
	Name:	Stephanie Parker
	Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ ROBERT BARTKOWITZ
	Name:	Robert Bartkowitz
	Title:	Senior Vice President

BARCLAYS BANK PLC

By:	/s/ ARTHUR J. OLSEN
	Name:	Arthur J. Olsen
	Title:	Director